Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 22, 2008

Investor Relations Contact: Sujal Shah 610-712-5471 sujal.shah@lsi.com	Media Relations Contact: Mitch Seigle 408-954-3225 mitch.seigle@lsi.com cc08-67
LSI REPORTS THIRD QUARTER 2008 RESULTS
MILPITAS, Calif., October 22, 2008 — LSI Corporation (NYSE: LSI) today reported results for its third quarter ended September 28, 2008.
Third Quarter News Release Summary
•	Third quarter 2008 revenues of $714 million

•	Third quarter 2008 GAAP* net income of 2 cents per share

•	Third quarter 2008 non-GAAP** net income of 14 cents per diluted share

•	Third quarter operating cash flows of $56 million

•	Cash and short-term investments of $1.2 billion
Fourth Quarter 2008 Business Outlook
•	Projected revenues of $670 million to $710 million

•	GAAP* net (loss)/income in the range of ($0.07) to $0.03 per share

•	Non-GAAP** net income in the range of 8 to 14 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill impairment, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of debt/equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

GROWTH IN STORAGE SEMICONDUCTORS DRIVES SOLID
QUARTERLY RESULTS
Third quarter 2008 revenues were $714 million, a 2% decrease year-over-year compared to $727 million reported in the third quarter of 2007, and up 3% sequentially compared to $692 million reported in the second quarter of 2008. Adjusting for the sale of the consumer and mobility businesses, third quarter revenues increased 14% year-over-year compared to the third quarter of 2007.
Third quarter 2008 GAAP* net income was $11 million or 2 cents per diluted share, compared to third quarter 2007 GAAP net loss of $141 million or 20 cents per share. Third quarter 2008 GAAP results compare to second quarter 2008 GAAP net loss of $14 million or 2 cents per share. Third quarter 2008 GAAP net income included a net charge of $83 million from special items, consisting primarily of $60.5 million of amortization of acquisition-related items, $16.9 million of stock-based compensation expense, $1.7 million in write-down of investments, and $1.6 million in net restructuring and other items.
Third quarter 2008 non-GAAP** net income was $94 million or 14 cents per diluted share, compared to third quarter 2007 non-GAAP net income of $44 million or 6 cents per share. Second quarter 2008 non-GAAP net income was $83 million or 13 cents per diluted share.
Cash and short-term investments totaled approximately $1.2 billion at quarter end.
“Healthy demand in the quarter for our HDD and SAN semiconductors provided a foundation for delivering solid results,” said Abhi Talwalkar, LSI president and chief executive officer. “We are also pleased by our progress in securing new opportunities, with recently announced Tier 1 OEM wins for next-generation HDD, SSD and 6Gb/s SAS products.
“Although fourth quarter visibility is limited, we are confident that our strategic focus, continuing design win momentum and strong financial position leave us well positioned for the foreseeable future,” added Talwalkar.
Bryon Look, LSI chief financial officer, said, “Significantly higher gross margins and continued focus on cost control contributed to third quarter EPS near the high end of our guidance range. Compared to the same quarter in 2007 we have grown revenue in our core businesses by 14% while significantly reducing quarterly operating expenses.”

LSI Fourth Quarter 2008 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$670 million to $710 million		$670 million to $710 million
Gross Margin	38.5 — 41.5%	$40 to $50 million	45.5 — 47.5%
Operating Expenses	$265 million to $285 million	$30 to $40 million	$235 million to $245 million
Net Other Income	($2) million		($2) million
Tax	Approximately $10 million		Approximately 8%
Net (Loss)/Income Per Share	($0.07) to $0.03	($0.11) to ($0.15)	$0.08 to $0.14
Diluted Share Count	647 million		651 million
Capital spending is projected to be around $10 million in the fourth quarter and approximately $60 million in total for 2008.
Fourth quarter depreciation and software amortization is expected to be approximately $20 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss third quarter financial results and the fourth quarter 2008 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; our ability to achieve anticipated synergies following our acquisition of Agere Systems; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; our ability to successfully and timely transition our assembly and test operations to third parties; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	LSI and the LSI logo design are trademarks or registered trademarks of LSI Corporation or its subsidiaries.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 28,	June 29,	December 31,
	2008	2008	2007

Assets

Current assets:
Cash and short-term investments	$1,173.9	$1,147.2	$1,397.6
Accounts receivable, net	401.1	359.3	406.4
Inventories	210.0	241.0	240.8
Prepaid expenses and other current assets	174.6	179.1	147.8

Total current assets	1,959.6	1,926.6	2,192.6

Property and equipment, net	234.0	240.2	229.7
Goodwill and other intangible assets, net	1,666.1	1,692.3	1,724.7
Other assets	265.8	268.8	249.4

Total assets	$4,125.5	$4,127.9	$4,396.4

Liabilities and Stockholders’ Equity

Current liabilities	$633.3	$683.5	$762.5

Long-term debt	715.6	716.4	718.0
Pension, tax and other liabilities	420.7	406.6	430.7

Total liabilities	1,769.6	1,806.5	1,911.2

Minority interest in subsidiary	0.3	0.3	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,042.4	6,019.3	6,159.2
Accumulated deficit	(3,754.4)	(3,765.8)	(3,738.5)
Accumulated other comprehensive income	67.6	67.6	64.3

Total stockholders’ equity	2,355.6	2,321.1	2,485.0

Total liabilities and stockholders’ equity	$4,125.5	$4,127.9	$4,396.4

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2008	2008	2007	2008	2007

Revenues	$714,308	$692,063	$727,415	$2,067,118	$1,862,769

Cost of revenues	369,137	360,492	411,866	1,086,507	1,071,143
Purchase accounting effect on inventory	—	—	—	—	47,904
Amortization of acquisition related intangibles	45,502	44,103	64,860	131,860	141,455
Stock-based compensation expense	2,252	2,572	2,824	6,885	7,916

Total cost of revenues	416,891	407,167	479,550	1,225,252	1,268,418

Gross profit	297,417	284,896	247,865	841,866	594,351

Research and development	162,958	162,546	173,375	487,398	465,460
Stock-based compensation expense	6,593	7,569	8,916	21,985	22,611

Total research and development	169,551	170,115	182,291	509,383	488,071

Selling, general and administrative	80,720	80,473	88,769	238,901	243,296
Amortization of acquisition related intangibles	15,019	14,491	5,714	42,944	12,390
Stock-based compensation expense	8,005	9,506	10,035	25,422	25,245

Total selling, general and administrative	103,744	104,470	104,518	307,267	280,931

Restructuring of operations and other items, net	1,586	20,719	101,231	26,869	119,071
Acquired in-process research and development	—	—	—	—	182,900

Income/(loss) from operations	22,536	(10,408)	(140,175)	(1,653)	(476,622)

Interest expense	(8,993)	(8,959)	(9,033)	(26,930)	(21,972)
Interest income and other, net	8,028	8,220	11,808	30,879	33,129

Income/(loss) before income taxes	21,571	(11,147)	(137,400)	2,296	(465,465)
Provision for income taxes	10,200	2,500	3,200	18,200	23,156

Net income/(loss)	$11,371	$(13,647)	$(140,600)	$(15,904)	$(488,621)

Net income/(loss) per share:
Basic	$0.02	$(0.02)	$(0.20)	$(0.02)	$(0.78)

Diluted	$0.02	$(0.02)	$(0.20)	$(0.02)	$(0.78)

Shares used in computing per share amounts:
Basic	643,849	639,872	715,733	648,519	623,692

Diluted	647,418	639,872	715,733	648,519	623,692

A reconciliation of net income/(loss) on the GAAP basis to non-GAAP net income is included below.

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
Reconciliation of GAAP net income/(loss) to non-GAAP net income:	2008	2008	2007	2008	2007

GAAP net income/(loss)	$11,371	$(13,647)	$(140,600)	$(15,904)	$(488,621)

Special items:
a) Stock-based compensation expense — cost of revenues	2,252	2,572	2,824	6,885	7,916
b) Stock-based compensation expense — R&D	6,593	7,569	8,916	21,985	22,611
c) Stock-based compensation expense — SG&A	8,005	9,506	10,035	25,422	25,245
d) Amortization of acquisition related intangibles — cost of revenues	45,502	44,103	64,860	131,860	141,455
e) Amortization of acquisition related intangibles — SG&A	15,019	14,491	5,714	42,944	12,390
f) Purchase accounting effect on inventory	—	—	—	—	47,904
g) Restructuring of operations and other items, net	1,586	20,719	101,231	26,869	119,071
h) Acquired in-process research and development	—	—	—	—	182,900
i) Write-down of debt and equity securities	1,673	2,827	—	4,500	2,396
j) Income tax effect	2,024	(4,751)	(8,916)	(2,821)	979

Total special items	82,654	97,036	184,664	257,644	562,867

Non-GAAP net income	$94,025	$83,389	$44,064	$241,740	$74,246

Non-GAAP net income per share:
Basic	$0.15	$0.13	$0.06	$0.37	$0.12

Diluted*	$0.14	$0.13	$0.06	$0.37	$0.12

Shares used in computing non-GAAP per share amounts:
Basic	643,849	639,872	715,733	648,519	623,692

Diluted	673,498	643,106	720,317	652,208	632,563

*	In computing non-GAAP diluted earnings per share for the three month period ended September 28, 2008, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended			Nine Months Ended
Reconciliation of GAAP to non-GAAP shares used in the calculation of diluted per share amounts:	September 28, 2008	June 29, 2008	September 30, 2007	September 28, 2008	September 30, 2007

Diluted shares used in per-share calculation — GAAP	647,418	639,872	715,733	648,519	623,692
Dilutive stock awards	—	3,234	4,584	3,689	8,871
Effect of $350 million convertible notes considered dilutive	26,080	—	—	—	—

Diluted shares used in per-share calculation — non-GAAP	673,498	643,106	720,317	652,208	632,563

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2008	2008	2007	2008	2007
Operating activities:
Net income/(loss)	$11,371	$(13,647)	$(140,600)	$(15,904)	$(488,621)
Adjustments:
Depreciation and amortization *	82,327	79,290	96,545	239,945	216,720
Stock-based compensation expense	16,850	19,647	21,775	54,292	55,772
Non-cash restructuring and other items	82	46	88,155	(3,163)	88,354
Acquired in-process research and development	—	—	—	—	182,900
Write-down of debt and equity securities	1,673	2,827	—	4,500	2,396
Loss/(gain) on sale of property and equipment, including assets held-for-sale	37	(11)	(11)	14	(9,513)
Non-cash foreign exchange loss/(gain)	1,939	(7,869)	7,109	6,988	3,221
Changes in deferred tax assets and liabilities	268	2,014	(1,327)	4,397	(6,797)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(41,782)	(27,253)	(6,167)	5,237	143,998
Inventories	30,983	17,620	49,906	30,884	95,148
Prepaid expenses and other assets	18,784	(5,275)	1,197	9,192	35,061
Accounts payable	(41,515)	(11,376)	(3,567)	(92,323)	(134,621)
Accrued and other liabilities	(24,604)	(28,762)	(14,202)	(64,194)	658

Net cash provided by operating activities	56,413	27,251	98,813	179,865	184,676

Investing activities:
Purchases of debt securities available-for-sale	(51,969)	(62,481)	(31,851)	(158,601)	(154,087)
Proceeds from maturities and sales of debt securities available-for-sale	38,516	42,299	118,897	131,719	493,029
Purchases of equity securities	(5,000)	—	(7,500)	(8,500)	(10,500)
Purchases of property, equipment and software	(27,150)	(32,625)	(36,272)	(95,005)	(76,986)
Proceeds from sale of property and equipment	150	4,917	5	11,400	13,790
Proceeds from sale of Consumer Group	—	—	22,555	—	22,555
Cash acquired from acquisition of Agere, net of acquisition costs	—	—	—	—	517,712
Acquisitions of other companies, net of cash acquired	—	(95,137)	—	(95,137)	(52,079)
Increase in non-current assets and deposits	—	(13,300)	—	(13,300)	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	—	—	4,821	2,442

Net cash (used in)/provided by investing activities	(45,453)	(156,327)	65,834	(222,603)	755,876

Financing activities:
Issuance of common stock	6,821	29,203	7,077	36,370	28,994
Purchase of common stock under repurchase programs	—	—	(148,758)	(229,231)	(549,113)

Net cash provided by/(used in) financing activities	6,821	29,203	(141,681)	(192,861)	(520,119)

Effect of exchange rate changes on cash and cash equivalents	(1,932)	(944)	1,497	(1,060)	1,700

Increase/(decrease) in cash and cash equivalents	15,849	(100,817)	24,463	(236,659)	422,133

Cash and cash equivalents at beginning of period	769,061	869,878	725,470	1,021,569	327,800

Cash and cash equivalents at end of period	$784,910	$769,061	$749,933	$784,910	$749,933

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	September 28,	June 29,	September 30,
	2008	2008	2007

Semiconductor revenues	$500.4	$462.0	$530.0
Storage Systems revenues	$213.9	$230.1	$197.4
Total revenues	$714.3	$692.1	$727.4
Percentage change in revenues-qtr./qtr. (a)	3.2%	4.7%	8.6%
Percentage change in revenues-yr./yr. (b)	-1.8%	3.3%	47.6%

Days sales outstanding	51	47	54
Days of inventory	45	53	41
Current ratio	3.1	2.8	3.3
Quick ratio	2.5	2.2	2.1

Gross margin as a percentage of revenues	41.6%	41.2%	34.1%
R&D as a percentage of revenues	23.7%	24.6%	25.1%
SG&A as a percentage of revenues	14.5%	15.1%	14.4%

Employees (c)	5,356	5,378	8,302
Revenues per employee (in thousands) (d)	$533.5	$514.7	$350.5

Selected Cash Flow Information:
Purchases of property and equipment (e)	$14.1	$14.3	$13.4
Depreciation and amortization (f)	$22.1	$20.6	$24.6

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.

LSI CORPORATION
Reconciliations of Non-GAAP to GAAP measures
(In thousands)
(Unaudited)

	Three Months Ended
	September 28,	September 30,
	2008	2007

Consolidated revenues	$714,308	$727,415
Less:
Mobility revenues	—	93,305
Consumer revenues	—	5,600

Consolidated revenues excluding Mobility & Consumer	$714,308	$628,510
% change in revenues-yr./yr.	14%